Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)
Date of Event Requiring Statement: June 13, 2011

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WPM GP, LLC By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Managing Director and Secretary	Date: June 14, 2011

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:  Warburg Pincus IX LLC, its General Partner
   By:  Warburg Pincus Partners, LLC, its Sole Member
     By:  Warburg Pincus & Co., its Managing Member

By:  /s/ Scott A. Arenare
      Name:  Scott A. Arenare
      Title:  Partner

Date: June 14, 2011
WARBURG PINCUS IX LLC By: Warburg Pincus Partners, LLC, its Sole Member By: Warburg Pincus & Co., its Managing Member By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner	Date: June 14, 2011
WARBURG PINCUS PARTNERS, LLC By: Warburg Pincus & Co., its Managing Member By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner	Date: June 14, 2011

Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)
Date of Event Requiring Statement: June 13, 2011

WARBURG PINCUS & CO. By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Partner	Date: June 14, 2011
WARBURG PINCUS LLC By: /s/ Scott A. Arenare Name: Scott A. Arenare Title: Managing Director	Date: June 14, 2011
CHARLES R. KAYE By: /s/ Scott A. Arenare Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact*	Date: June 14, 2011
JOSEPH P. LANDY By: /s/ Scott A. Arenare Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact**	Date: June 14, 2011

* Power of Attorney given by Mr. Kaye was previously filed with the U.S. Securities and Exchange Commission ("SEC") on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to the Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.